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                                                                    EXHIBIT 10.2

                               SPARK NETWORKS PLC







                         RULES OF THE SPARK NETWORKS PLC


                            2004 SHARE OPTION SCHEME







   ADOPTED BY THE DIRECTORS WITH EFFECT FROM 20 SEPTEMBER 2004 AS APPROVED BY ORDINARY RESOLUTION OF THE COMPANY PASSED ON 10 DECEMBER 2004, AND AS AMENDED
             PURSUANT TO RULE 14.1 BY A RESOLUTION OF THE DIRECTORS
                              DATED 31 JANUARY 2005


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                         RULES OF THE SPARK NETWORKS PLC
                            2004 SHARE OPTION SCHEME




1        DEFINITIONS


         1.1 In this Scheme the words and expressions set out below shall have the meanings specified against them unless the context otherwise requires:

                  "Acquiring Company"          a company which obtains Control
                                               of the Company in accordance with
                                               Rule 8

                  "the Act"                    the Income and Corporation Taxes
                                               Act 1988

                  "the Auditors"               the auditors (acting as experts
                                               and not arbitrators) for the time
                                               being of the Company

                  "the Company"                Spark Networks plc (registered
                                               number 3628907)

                  "Control"                    the meaning given to that
                                               expression by section 840 of the
                                               Act

                  "Date of Adoption"           the earlier of the effective date
                                               of adoption of this Scheme by the
                                               Directors or the effective date
                                               of approval of this Scheme by the
                                               Company's shareholders

                  "Date of Grant"              the date upon which the Company
                                               issues an Option Certificate in
                                               accordance with the provisions of
                                               Rule 2.5

                  "Directors"                  the board of directors for the
                                               time being of the Company, or a
                                               duly appointed committee of the
                                               Directors

                  "Eligible Person"            any person who is an employee of,
                                               consultant to, or director of any
                                               Group Company at the Date of
                                               Grant

                  "Exchange Act"               the Securities Exchange Act of
                                               1934, as amended (United States
                                               of America).

                  "Exercise                    Condition" any objective
                                               condition(s) imposed by Directors
                                               at the Date of Grant of any
                                               Option, preventing exercise of
                                               that Option until such
                                               condition(s) have been fulfilled

                  "the Group"                  the Company and each of Group
                                               Company and the expression
                                               "member of the Group" shall be
                                               construed accordingly


                  "Group Company"              the Company and any company which
                                               is for the time being a
                                               subsidiary or associated company
                                               of the Company to which the
                                               Directors have resolved that this
                                               Scheme shall for the time being
                                               extend


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                  "Issue or Re-organisation"   any issue of shares or other
                                               securities of the Company and/or
                                               any capitalisation consolidation
                                               or sub-division or reduction of
                                               share capital in the Company
                                               and/or any enfranchisement of the
                                               share capital of the Company
                                               and/or any other variation in the
                                               share capital of the Company
                                               which in the opinion of the
                                               Auditors justifies a variation in
                                               the number of shares subject to
                                               an Option or the Option Price of
                                               that Option

                  "Option" a right granted to acquire Shares pursuant to this Scheme which is for the time being subsisting

                  "Option Certificate"         a certificate issued to an Option
                                               Holder in accordance with Rule
                                               2.5 or Rule 6.3 (as the case may
                                               be)

                  "Option Holder"              a person holding an Option or
                                               (where the context admits) his
                                               legal personal representative(s)

                  "Option Price"               in relation to an Option, the
                                               price payable for Shares upon
                                               exercise of that Option

                  "Ordinary Share Capital"     the ordinary share capital of the
                                               Company as defined in section 832
                                               (1) of the Act

                  "Redundancy"                 dismissal by reason of redundancy
                                               within the meaning given to that
                                               term by the Employment Rights Act
                                               1996

                  "this Scheme"                the Spark Networks plc 2004 Share
                                               Option Scheme established by
                                               these Rules in its present form
                                               or as from time to time amended
                                               in accordance with the provisions
                                               hereof

                  "Securities Act"             the Securities Act of 1933, as
                                               amended (United States of
                                               America)

                  "Shares" ordinary shares of(pound)0.01 each in the capital of the Company.

         1.2      In these Rules unless the context otherwise requires:

                  (a) words denoting the singular number shall include the plural number and words denoting the masculine gender shall include the feminine gender and vice versa;

                  (b) a reference to any enactment shall be construed as a reference to that enactment as for the time being amended or re-enacted and shall include any regulations made thereunder; and

                  (c) any reference to "Rule" or "Rules" shall be taken to refer to a Rule, or the Rules, of this Scheme.



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2        PARTICIPATION

         2.1 Subject to the Rules of this Scheme, the Directors may on such dates as they shall determine grant Options to such Eligible Persons as they may in their absolute discretion select.

         2.2 No Eligible Persons shall be entitled as of right to participate in this Scheme.

         2.3 In granting any Option the Directors may in their discretion impose any Exercise Condition(s) upon the exercise of the Option, provided that until such time that the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, each such Option shall become exercisable in instalments of not less than 20% per year, with the initial vesting to occur not later than one (1) year after the Date of Grant, and further provided that the Exercise Condition(s) shall be:

                  (a) set out in full in, or details given with, the relevant Option Certificate; and

                  (b) such that rights to exercise the Option after the fulfilment or attainment of the Exercise Condition shall not be dependent upon the further discretion of any person.

         2.4 The Directors shall grant Options by resolution. As soon as practicable thereafter the Directors shall issue in respect of each Option granted an Option Certificate signed by an officer of the Company who has been duly authorised by the Directors. An Option Certificate need not be given under seal. The date of issuing an Option Certificate shall be taken for all purposes of the Scheme as the Date of Grant in respect of the relevant Option. No payment to the Company shall be required on the grant of an Option. The Option Certificate shall be in such form as the Directors shall from time to time determine and shall specify the number of Shares comprised in the Option, the Date of Grant, any Exercise Condition(s) and the Option Price. The Option Price for each Option shall be determined by the Directors in their sole discretion at the time of grant provided that the Option Price per Share shall not be less than 85% of the Fair Market Value of the Shares on the Date of Grant. "Fair Market Value" means, as of any given date and unless the Directors determine otherwise:

                  (a) until such time that the Company's equity securities ("Stock") or American Depository Receipts ("ADR's"), as the case may be, are listed on The New York Stock Exchange ("NYSE") or The American Stock Exchange ("AMEX") or are authorized for quotation on The Nasdaq National Market System ("NMS") or The Nasdaq SmallCap Market ("Nasdaq SmallCap"), if the Shares or the Company's Global Depository Shares ("GDS's"), as the case may be, are traded on the Frankfurt Stock Exchange ("FSE"), the closing price of the Shares or GDS's, as the case may be, on the FSE on such date or if no sale of the Shares or GDS's, as the case may be, shall have occurred on such date, on the next preceding date on which there was such a reported sale; or

                  (b) until such time that the Stock or ADR's, as the case may be, are listed on the NYSE or AMEX or are authorized for quotation on the NMS or Nasdaq SmallCap, if the Shares or GDS's, as the case may be, are not traded on the FSE and are traded on one or more other European exchanges, the average of the closing price of the Shares or GDS's, as the case may be, on such European exchanges on such date or if no sale of the Shares or GDS's, as the case may be,



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                           shall have occurred on such date, on the next
                           preceding date on which there was such a reported sale; or

                  (c) if the Stock or ADR's, as the case may be, are listed on the NYSE or AMEX or are authorized for quotation on the NMS, the closing sales price of the Stock or ADR's, as the case may be, on such exchange or NMS, as the case may be, on such date or if no sale of the Stock or ADR's, as the case may be, shall have occurred on such date, on the next preceding date on which there was such a reported sale; or

                  (d) if the Shares or GDS's, as the case may be, are not traded on the FSE or any other European exchange, and if the Stock or ADR's, as the case may be, are not listed for trading on the NYSE or AMEX or authorized for quotation on NMS, the closing bid price of the Stock or ADR's, as the case may be, as reported by The Nasdaq SmallCap Market on such date, or if no such price shall have been reported for such date, on the next preceding date for which such price was so reported; or

                  (e) if the Shares or GDS's, as the case may be, are not traded on the FSE or any other European exchange, and if the Stock or ADR's, as the case may be, are not listed for trading on the NYSE or AMEX or authorized for quotation on NMS or Nasdaq SmallCap, the last reported bid price of the Stock or ADR's, as the case may be, published in the "pink sheets" or displayed on the National Association of Securities Dealers, Inc. ("NASD") Electronic Bulletin Board, as the case may be; or

                  (f) if the Shares or GDS's, as the case may be, are not traded on the FSE or any other European exchange, and if the Stock or ADR's, as the case may be, are not listed for trading on the NYSE or AMEX, are not authorized for quotation on NMS or Nasdaq SmallCap and are not published in the "pink sheets" or displayed on the NASD Electronic Bulletin Board, the fair market value of the Shares as determined in good faith under procedures established by the Directors which determination shall be final and binding on all Option Holders.

         2.5 Any Eligible Person to whom an Option is granted may by notice given in writing within 30 days after its Date of Grant renounce his rights thereto, in which event such Option shall be deemed for all purposes and pro tanto never to have been granted.

         2.6 Each Option shall be personal to the Option Holder to whom it is granted and other than a transfer to the Option Holder's personal representatives on death shall not be transferable, assignable or chargeable. Any other purported transfer, assignment, charge, disposal or dealing with the rights and interests of the Option Holder under this Scheme shall result in the cancellation of the Option.

3        RESTRICTIONS ON THE GRANTING OF OPTIONS

         3.1 This Scheme shall terminate on the tenth anniversary of the Date of Adoption, unless terminated earlier by the Directors, but Options granted hereunder may extend beyond such date. The aggregate number of Shares which may be issued on the exercise of Options during the period of ten years from the Date of Adoption shall not exceed 17,000,000 Shares. However, until such time that the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the total number of Shares provided for under this Scheme shall not exceed the applicable percentage as calculated



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                  in accordance with the conditions and exclusions of Rule
                  260.140.45 of Title 10 of the California Code of Regulations, based on the securities of the Company which are outstanding at the time the calculation is made.

         3.2 Options may be granted at any time after the Date of Adoption, provided that no Options shall in any event be offered more than 10 years after the Date of Adoption.

4        RIGHTS TO EXERCISE OPTIONS

         4.1 Subject to the provisions of Rules 4.2 to 4.4 (inclusive), 7, 8 and 9, an Option shall be capable of being exercised in whole or in part before the tenth anniversary of its Date of Grant in accordance with the provisions of Rule 6, provided always that any relevant Exercise Condition has been satisfied, and subject to any shorter period that may be provided for in the relevant Option Certificate.

         4.2 Upon an Option Holder ceasing to be an employee of, consultant to or director of any Group Company by reason of:

                  (a) injury or disability (evidenced to the satisfaction of the Directors);

                  (b)      Redundancy;

                  (c) retirement on reaching his retirement age under his contract of employment; or

                  (d) the company for which the Option Holder works ceasing to be under the Control of the Company or any Group Company, or the undertaking or part-undertaking in which the Option Holder works being transferred to a person which is not under the Control of the Company or any Group Company, any Option or Options held by him shall notwithstanding Rule
                  4.1 (a) become and remain capable of exercise subject to the provisions of Rule 5.

         4.3 The Directors in their absolute discretion may determine that upon an Option Holder ceasing to be an employee of, consultant to or director of any Group Company for any reason not falling within Rule 4.2 (provided that any relevant Exercise Condition has been satisfied) any Option or Options held by him shall notwithstanding Rule 4.1(a) become and remain capable of exercise subject to the provisions of Rule 5.

         4.4 Upon the death of an Option Holder any Option or Options held by him shall notwithstanding Rule 4.1(a) become and remain capable of exercise by his legal personal representative(s) subject to the provisions of Rule 5.

5        LAPSE OF OPTIONS; NON-TRANSFERABILITY

         5.1 Unless otherwise set forth in the relevant Option Certificate and as permitted by applicable law, insofar as any Option has not previously been exercised each Option shall lapse upon the earliest of the following:

                  (a)      the expiry of ten years from its Date of Grant;

                  (b) in the event an Option Holder ceases to be an employee of, consultant to or director of any Group Company for any reason set out in Rule 4.2, the expiry of six months from the date of such cessation, or (if the Directors in their absolute



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                           discretion so determine) the expiry of such longer
                           period as the Directors may determine not exceeding a period which expires 3 years and 6 months after the Date of Grant or, if longer, 3 years and 6 months after the last occasion on which the Option Holder last exercised an option in circumstances qualifying for relief from income tax under section 185 (3) of the Act;

                  (c) in the event an Option Holder ceases to be an employee of, consultant to or director of any Group Company for any reason other than those set out in Rule 4.2, the expiry of thirty (30) days from the date of such cessation, unless at that time an Option is already exercisable under Rule 7 in which case the Option shall remain exercisable for the period specified under that rule and thereafter it shall lapse, or where the Directors shall exercise their discretion under Rule 4.3 or otherwise determine that the Option shall remain exercisable, in which case the Option shall lapse on the expiry of 6 months from the date the Option Holder ceases to be employed within the Group, or (if the Directors in their absolute discretion so determine) the expiry of such longer period as the Directors may determine;

                  (d) in the event of an Option Holder's death, the expiry of twelve months from the date of the Option Holder's death; or

                  (e) the date on which the Option lapses pursuant to the provisions of Rules 7, 8 or 9 (as the case may be).

         5.2 Unless determined otherwise by the Directors, an Option Holder shall not be permitted to sell, transfer, pledge or assign any Option, except by will, the laws of descent and distribution or, to the extent applicable, as permitted by Rule 701 of the Securities Act, and all Options shall be exercisable, during the Option Holder's lifetime, only by the Option Holder.

6        EXERCISE OF OPTIONS

         6.1 In order to exercise an Option in whole or in part, the Option Holder (or as the case may be, his personal representative(s)) must deliver to the Company a notice in writing in such form as shall from time to time be prescribed by the Directors specifying the number of Shares in respect of which the Option is being exercised accompanied by payment in full for those Shares and his Option Certificate. Such notice shall take effect on the day it, together with the appropriate payment in cleared funds, is delivered to the Company and such day shall constitute, for all purposes, the date of exercise of the Option.

         6.2      An Option may not be exercised unless:

                  (a) the Directors consider that the issue or transfer of Shares pursuant to such exercise would be lawful in all relevant jurisdictions; and

                  (b) in a case where, if the Option were exercised, any member of the Group would be obliged to (or would suffer a disadvantage if it were not to) account for any tax or social security contributions (in any jurisdiction) for which the person in question would be liable by virtue of the exercise of that Option or that would be recoverable from that person (together, the "Tax Liability"), that person has either:


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                           (i)     made a payment to the member of the Group of
                                   an amount at least equal to the Company's estimate of the Tax Liability; or

                           (ii) entered into arrangements acceptable to that or another member of the Group to secure that such a payment is made (whether by authorising the sale of some or all of the Shares on his behalf and the payment to the member of the Group of the relevant amount out of the proceeds of sale or otherwise)

                  provided that if the Shares are issued or transferred as aforesaid without a payment as referred to in (a) above having been made or arrangements as referred to in (b) above having been entered into, the amount of the Tax Liability shall be treated as a loan to a person who is not a director of the Company and shall be repayable on demand in any event and which any member of the Group shall be entitled to withhold from any remuneration subsequently payable to that person.

         6.3 In the event of an Option being exercised in part only, the balance of the Option not thereby exercised shall continue to be exercisable in accordance with Rule 4 and the provisions of this rule until such time as it shall lapse in accordance with the provisions of Rule 5 and the Company shall issue to the Option Holder an Option Certificate in respect of that part of his Option which the Option Holder had elected not to exercise.

         6.4 As soon as practicable and in any event not more than thirty days after receipt by the Company of such notice, Option Certificate and payment, the Company shall:

                  (a) in respect of Shares to be issued pursuant to the exercise of an Option, allot and issue credited as fully paid to the Option Holder; or

                  (b) in respect of Shares to be transferred pursuant to the exercise of an Option, procure the transfer to the Option Holder;

                  and cause to be registered in the name of the Option Holder the number of Shares specified in the notice, and the Company shall deliver to the Option Holder a share certificate in respect of the relevant Shares.

         6.5 Save as regards any rights attaching to the Shares by reference to a record date prior to the date on which any Shares are allotted and issued, the Shares to be allotted upon exercise of an Option shall be identical and rank pari passu in all respects with the fully paid shares of the same class then in issue. Shares transferred upon exercise on an Option pursuant to this Scheme shall be transferred without the benefit of any rights attaching to Shares by reference to a record date prior to the date of exercise.

7        TAKEOVERS, RECONSTRUCTIONS AND AMALGAMATIONS

         7.1 Subject to the provisions of Rule 7.2 if an offer is made to all shareholders to acquire the whole or a majority of the issued Shares (other than those which are already owned by the offeror and/or any persons acting in concert with him), notice thereof shall be given by the Company to all Option Holders, and an Option Holder or (as the case may be) his personal representative(s), shall at any time within six months of the offeror (together with any person acting with him) obtaining Control of the Company be entitled to exercise his Option provided such exercise is before the expiry of the date upon which the Option lapses in accordance with the provisions of Rule 5. All Options remaining unexercised at the expiry of the said period of six months shall lapse.



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         7.2      If, during the period of six months referred to in Rule 7.1 the offeror becomes entitled to exercise rights of compulsory acquisition of Shares pursuant to sections 428 to 430F of the Companies Act 1985 and gives notice in writing to all Option Holders; of its intention to exercise such rights as regards all Shares issued pursuant to Options exercised prior to a specified date (not being earlier than one month after the date of such notice), Options shall remain exercisable until the specified date subject always to the provisions of Rule 5. Options shall lapse at the specified date to the extent that they have not then been exercised, subject to such compulsory rights of acquisition in fact being exercised in accordance with such notice.

         7.3 If under section 425 of the Companies Act 1985 the Court sanctions a compromise or arrangement proposed for the purposes of or in connection with a scheme for the reconstruction of the Company or its amalgamation with any other company or companies, notice thereof shall forthwith be given by the Company to all Option Holders and an Option Holder or (as the case may be) his personal representative(s) shall at any time within six months of such compromise or arrangement being sanctioned by the Court be entitled to exercise his Option (provided that such exercise is before the date upon which the Option lapses in accordance with the provisions of Rule 5). All Options remaining unexercised at the expiry of the said period of six months shall lapse.

8        EXCHANGE OF OPTIONS

         8.1      If an Acquiring Company:

                  (a)      obtains Control of the Company as a result of making:

                           (i) a general offer to acquire the whole of the issued share capital of the Company (other than that which is already owned by the Acquiring Company and/or by its holding company and/or any subsidiary of it or its holding company) which is made on a condition such that if it is satisfied the person making the offer will have Control of the Company, or

                           (ii) a general offer to acquire all the Shares (or such of the Shares as are not already owned by the Acquiring Company and/or by its holding company and/or by any subsidiary of it or its holding company); or

                  (b) obtains Control of the Company in pursuance of a compromise or arrangement sanctioned by the Court under action 425 of the Companies Act 1985; or

                  (c) becomes bound or entitled to acquire the Shares under sections 428 to 430F of the Companies Act 1985 any Option Holder may at any time within the Appropriate Period (as defined in Rule. 8.2), by agreement with the Acquiring Company, release each subsisting Option which has not lapsed in accordance with any other provisions of these rules ("the Old Option") in consideration of the grant to him of a new option ("the New Option") which complies with the provisions of Rule 8.3.

         8.2      In Rule 8.1 "the Appropriate Period" means:

                  (a) in a case falling within Rule 8.1(a), the period of six months beginning with the time when the Acquiring Company has obtained Control of the Company and any condition subject to which the offer is made is satisfied;


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                  (b)      in a case falling within Rule 8.1(b), the period of
                           six months beginning with the time when the Court sanctions the compromise or arrangement; and

                  (c) in a case falling within Rule 8.1(c), the period during which the Acquiring Company remains bound or entitled as mentioned in that paragraph.

         8.3      The New Option must:

                  (a) constitute the right to acquire such number of Shares as has on the acquisition of the New Option an aggregate market value equal to the aggregate market value of the Shares the subject of the Old Option on its release (market value for this purpose being determined by agreement, or by the Auditors);

                  (b) have an Option Price such that the aggregate Option Price payable on complete exercise equals the aggregate Option Price which would have been payable on complete exercise of the Old Option; and

                  (c)      be otherwise identical in terms to the Old Option.

         8.4 The New Option shall, for all other purposes of the Scheme, be treated as having been acquired at the same time as the Old Option for which it is exchanged.

9        WINDING-UP

         9.1 If an effective resolution in general meeting for the voluntary winding-up of the Company is passed before the date upon which an Option lapses, such Option shall thereupon become and shall remain capable of exercise for the period of 3 months after such resolution becomes effective (at the end of which period all unexercised Options shall lapse immediately), provided that such Option is so exercised before the date upon which it lapses in accordance with the provisions of Rule 5. If such resolution is duly passed, Option Holders who have previously exercised their Options (or who do so during the said period of 3 months) having duly delivered payment therefor and having delivered their Option Certificate shall be entitled as appropriate to share in the net assets of the Company but all other Options shall lapse.

         9.2 An Option shall lapse immediately in the event of the Company being wound-up otherwise than in the event of a voluntary winding-up.

10       ADJUSTMENT OF OPTIONS

         Upon the occurrence of an Issue or Re-organisation or in the event of an any merger, reorganization, consolidation, split-up, spin-off, combination, recapitalization, reclassification, stock dividend, dividend in property other than cash, exchange of Shares or other securities of the Company, stock split, reverse stock split, distribution of Shares without the receipt of consideration by the Company or any other change in corporate structure affecting the Shares, an appropriate substitution or proportionate adjustment shall be made in (i) the aggregate number of Shares reserved for issuance under this Scheme pursuant to Rule 3.1, and (ii) the kind, number and price of Shares subject to outstanding Options granted under this Scheme as may be determined by the Directors acting fairly and reasonably provided that the number of Shares subject to any Option shall always be a whole number. Such other substitutions or proportionate adjustments shall be made as may be determined by the Directors acting fairly and reasonably. Notice of any such adjustments shall be given to the Option Holders by the Directors who may at their discretion call in Option Certificates for endorsement or replacement.



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11       EXPENSES

         Any expenses of the Company arising out of introducing and administering this Scheme, or involved in any issue of Shares in the name of any Option Holder or his personal representative(s), shall be payable by the Company.

12       ADMINISTRATION

         Any notification or other notice in writing which the Company is required to give, or may desire to give, to any Eligible Person or Option Holder (or his personal representative(s)) in pursuance of this Scheme shall be sufficiently given if delivered to him by hand or sent through the post in prepaid cover addressed to the Eligible Person or Option Holder (or his personal representative(s)) at the last address known to the Company as being his address. Any certificate, notification or other notice in writing required to be given to the Company shall be properly given if sent to or delivered to the Company at its registered office. Any notification, certificate or other notices sent by post shall be deemed delivered on the second day following the date of posting. All notices, documents, or certificates given by or to an Eligible Person or Option Holder (or his personal representative(s)) shall be sent at his risk.

13       GENERAL

         13.1 The Directors shall at all times ensure that there are sufficient Shares available as may be required to meet the subsisting rights of Option Holders by ensuring that the Company shall keep available for allotment unissued Shares at least sufficient to satisfy Options under which Shares may be subscribed for, excluding those Options which are to be satisfied by the transfer and not the issue of Shares.

         13.2 The decision of the Directors in any dispute or question relating to any Option shall be final and conclusive, subject to the written confirmation of the Auditors whenever required under the provisions of this Scheme.

         13.3 Participation in this Scheme by an Option Holder is a matter entirely separate from and shall in no manner affect his pension rights or entitlement or his terms or conditions of employment. In particular (but without limitation) any Option Holder who ceases to be employed within the Group shall not be entitled to any compensation for loss of any right or benefit or prospective right or benefit under this Scheme which he might otherwise have enjoyed whether such compensation is claimed by way of damages for wrongful dismissal or breach of contract or by way of compensation for loss of office or otherwise howsoever.

         13.4 During the period any Options granted to Eligible Persons remain outstanding, such Eligible Persons shall be entitled to receive, on at least an annual basis, financial statements of the Company. The Directors shall exercise their discretion with regard to the nature and extent of the financial information so provided, giving due regard to the size and circumstances of the Company and, if the Company provides annual reports to its shareholders, the Company's practice in connection with such annual reports. Notwithstanding the above, if the grant of Options is limited to key employees whose duties in connection with the Group Company assure their access to equivalent information, this Section 13.4 shall not apply to such employees.



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
14 MODIFICATIONS AND ALTERATIONS TO THIS SCHEME; SHAREHOLDER APPROVAL AND SHAREHOLDER RIGHTS

         14.1 The Rules may at any time and in any respect be modified or altered by resolution of the Directors provided that no alteration or addition shall be made which would abrogate or alter adversely the subsisting rights of an Option Holder, unless it is made with the consent in writing of such number of Option Holders as hold Options under the Scheme to acquire 75 per cent of the Shares which would be issued or transferred if all Options granted and subsisting under the Scheme were exercised or by a resolution at a meeting of Option Holders passed by not less than 75 per cent of the Option Holders who attend and vote either in person or by proxy. For the purposes of this Rule the Option Holders shall be treated as the holders of a separate class of share capital and the provisions of the articles of association of the Company relating to class meetings shall apply mutatis mutandis.

         14.2 The grant of Options under this Scheme is conditioned on approval of this Scheme by the vote or consent of the holders of a majority of the outstanding Shares of the Company within 12 months of the date that this Scheme is adopted by the Directors, and no Option granted hereunder shall be effective or exercisable unless and until this Scheme has been so approved. Any Option exercised before approval of this Scheme by the holders of a majority of the outstanding Shares of the Company is obtained must be rescinded if such approval is not obtained within 12 months before or after this Scheme is adopted by the Directors. Such Shares underlying the Options shall not be counted in determining whether such approval is obtained.

         14.3 In accordance with Rule 260.140.41(l) of Title 10 of the California Code of Regulations it is hereby noted that, subject to the Company's Articles of Association as amended from time to time, Shares issued pursuant to this Scheme carry equal voting rights with all other Shares issued by the Company. This is without prejudice to the Company's ability to alter, amend or replace its Articles of Association from time to time in accordance with applicable provisions of English law.

15       TRUSTEES

         The Company and any Subsidiary may provide money to the trustees of any trust or . any other person to enable him to acquire shares to be held for the purposes of the Scheme, or enter into any guarantee or indemnity for these purposes, to the extent permitted by section 153 of the Companies Act 1985.

16       TERMINATION

         The Directors may at any time resolve to terminate this Scheme in which event no further Options shall be granted but the provisions of this Scheme shall in relation to Options then subsisting continue in full force and effect.

17       GOVERNING LAW

         This Scheme and all Options granted pursuant to it shall be governed by and construed in accordance with English law.



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